SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                  ----------


                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of Earliest Event Reported): April 6, 2003



                       INRANGE TECHNOLOGIES CORPORATION
              (Exact Name of Registrant as Specified in Charter)



                 Delaware            000-31517            06-0962862
             (State or Other        (Commission        (I.R.S. Employer
               Jurisdiction        File Number)      Identification No.)
            of Incorporation)



                            100 Mt. Holly By-Pass,
                                 P.0. Box 440
                         Lumberton, New Jersey 08048
         (Address of Principal Executive Offices)          (Zip Code)



      Registrant's telephone number, including area code: (609) 518-4000


                               Not Applicable
        -----------------------------------------------------------
        (Former Name or Former Address, if Changed Since Last Report)


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ITEM 1(b).  CHANGES IN CONTROL OF REGISTRANT.

      See Item 5.

ITEM 5.     OTHER EVENTS AND REGULATION FD DISCLOSURE.

     On April 7, 2003, Inrange Technologies Corporation ("Inrange") announced that its parent, SPX Corporation, entered into a definitive agreement that will result in the acquisition by Computer Network
Technology Corporation ("CNT") of all of the issued and outstanding capital stock of Inrange.

     The Press Release issued on April 7, 2003 (the "April 7, 2003 Press Release") by Inrange announcing the acquisition is attached hereto as
Exhibit 99.1.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

      99.1 Press Release issued by Inrange Technologies Corporation dated April 7, 2003. *

------------------
*  Filed herewith.

ITEM 9.     REGULATION FD DISCLOSURE.

     In the April 7, 2003 Press Release, Inrange also announced that its first quarter 2003 revenues are expected to be in the range of $39-$41 million.

     The April 7, 2003 Press Release is attached hereto as Exhibit 99.1. This information is being provided under Item 12 of Form 8-K.
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                                  SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 8, 2003                      INRANGE TECHNOLOGIES
                                          CORPORATION

                                          By  /s/ John R. Schwab
                                              -------------------------
                                              John R. Schwab
                                              Chief Financial Officer


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                                EXHIBIT INDEX

EXHIBIT     DESCRIPTION OF EXHIBIT

    99.1 Press Release issued by Inrange Technologies Corporation dated April 7, 2003.